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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

Zions Bancorporation:

We consent to the incorporation by reference in Zions Bancorporation's (i) Registration Statement (Form S-3 No. 33-52586) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, (ii) Registration Statement (Form S-8 No. 33-52878) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan, and (iii) Registration Statement (Form S-8 No. 33-52796) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, of our report dated January 24, 1995, relating to the consolidated balance sheets of Zions Bancorporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in this annual report on Form 10-K for the year ended December 31, 1994. Our report refers to changes in accounting principles relating to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", No. 109, "Accounting for Income Taxes", and No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

The audit referred to in the above-mentioned report also included the related financial schedule entitled Short-term Borrowings, for each of the years in the three-year period ended December 31, 1994, included in Part II, Item 7 on page
38. In our opinion, such financial schedule presents fairly the information required to be set forth therein for each of the years in the three-year period ended December 31, 1994.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-52878) of Zions Bancorporation Employee Stock Savings Plan of our report dated March 15, 1995, relating to the net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994, which report appears in this annual report on Form 11-K for the year ended December 31, 1994.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 33-52796) of Zions Bancorporation Employee Investment Savings Plan of our report dated March 15, 1995, relating to the net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1994, which report appears in this annual report on Form 11-K for the year ended December 31, 1994.

                                                           KPMG Peat Marwick LLP

Salt Lake City, Utah
March 28, 1995